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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Eastern Environmental Services, Inc.:

     (i)    on Form S-8 (Registration Statement No. 33-25155),

     (ii)   on Form S-8 (Registration Statement No. 33-21251),

     (iii)  on Form S-8 (Registration Statement No. 33-37374),

     (iv)   on Form S-8 (Registration Statement No. 33-45250),

     (v)    on Form S-3 (Registration Statement No. 333-00283),

     (vi)   on Form S-8 (Registration Statement No. 333-28627),

     (vii)  on Form S-3 (Registration Statement No. 333-32361),

     (viii) on Form S-3 (Registration Statement No. 333-47089),

     (ix)   on Form S-4 (Registration Statement No. 333-37845),

     (x)    on Form S-8 (Registration Statement No. 333-48265), and

     (xi)   on Form S-3 (Registration Statement No. 333-49613)

of our report dated April 29, 1998 (except for the second paragraph of Note 1, as to which the date is May 11, 1998), with respect to the consolidated financial statement of Eastern Environmental Services, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated May 20, 1998 filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
May 19, 1998